SUMMIT FINANCIAL CORPORATION
                             POST OFFICE BOX 1087
                         937 NORTH PLEASANTBURG DRIVE
                       GREENVILLE, SOUTH CAROLINA 29602
                                (864) 242-2265

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 15, 1998

     The Annual Meeting of the shareholders of SUMMIT FINANCIAL CORPORATION ("the Company") will be held on Wednesday, April 15, 1998, at 10:00 a.m. at the Greenville Chamber of Commerce Board Room, 24 Cleveland Street, Greenville, South Carolina for the purpose of considering and voting upon the following:

1) To elect four directors to the Board of Directors for terms of three years and thereafter until their successors are duly elected and qualified;

2) To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending December 31, 1998; and

3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only those holders of record of the Common Stock of the Company at the close of business on February 25, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed reply envelope. IF YOU ATTEND THE MEETING YOU MAY, IF YOU WISH,
WITHDRAW  YOUR  PROXY  AND  VOTE  IN  PERSON.

     Also enclosed is a copy of the Company's 1997 Annual Report to Shareholders.

                              BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

                              /s/  J.  Randolph  Potter


                              J.  RANDOLPH  POTTER
                              PRESIDENT  AND  CHIEF  EXECUTIVE  OFFICER


March  12,  1998
Greenville,  South  Carolina

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE WHICH HAS BEEN PROVIDED SO THAT YOUR VOTE MAY BE RECORDED.

                         SUMMIT FINANCIAL CORPORATION
                             POST OFFICE BOX 1087
                         937 NORTH PLEASANTBURG DRIVE
                       GREENVILLE, SOUTH CAROLINA  29602
                                (864) 242-2265

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 15, 1998

                                I. INTRODUCTION

A.          PURPOSE  OF  SOLICITATION  -  TERMS  OF  PROXIES
     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Summit Financial Corporation ("the Company") for use at the Annual Meeting of Shareholders of the Company ("the Annual Meeting") to be held on Wednesday, April 15, 1998, and any adjournment thereof, at the Greenville Chamber of Commerce Board Room, 24 Cleveland Street, Greenville, South Carolina, at 10:00 a.m. for the purposes set forth in the accompanying notice of the meeting. The enclosed Proxy is solicited BY AND ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's common stock, and normal handling charges may be paid for such forwarding service. Proxies will be solicited principally by mail, but Directors and regular employees of the Company may solicit Proxies in person or by telephone
or  telegraph.    It  is  anticipated  that  this  Proxy  Statement  and  the accompanying Proxy will first be mailed to shareholders on or about March 12, 1998.

B.          REVOCATION  OF  PROXY
     Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives verbal notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it, or a duly executed Proxy bearing a later date, to the Secretary of the Company. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is returned without any choice being specified thereon, it will be voted FOR all the nominees named below; FOR the appointment of KPMG Peat Marwick LLP; and, in the discretion of the Proxies, on any other matter that may properly come before the meeting.

C.          SHAREHOLDER  PROPOSALS
     From time to time, the Company's shareholders may present proposals which may be proper subjects for inclusion in the Company's proxy statements for consideration at the Company's annual meetings. To be considered for inclusion, shareholder proposals must be submitted on a timely basis. Proposals for the Company's 1999 Annual Meeting must be received by the Company no later than November 16, 1998, and any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

D.          VOTING  SECURITIES  -  RECORD  DATE
     Only shareholders of record at the close of business on February 25, 1998 ("the Record Date"), are entitled to vote at the Annual Meeting, or any adjournment thereof. As of that date, the Company had outstanding and entitled to vote 1,440,310 shares of common stock, par value $1.00 per share ("the Common Stock"), held of record by approximately 430 persons. Each shareholder is entitled to one vote per share that he or she owns. The number of shareholders does not reflect the number of persons or entities who hold their stock in nominee or "street" name through various brokerage firms.


                           II. ELECTION OF DIRECTORS
                             ITEM 1. ON THE PROXY

A.          GENERAL  INFORMATION
     Pursuant to the Company's Bylaws, the Board of Directors has, by resolution, fixed the number of Directors at twelve persons. The Company's Bylaws provide for classification of the Directors into three classes, each class as equal in number as possible. At the Annual Meeting, four Directors are to be elected for a term of three years, to hold office until their successors have been duly elected and qualified. All the nominees are currently serving as Directors and their terms will expire at the 1998 Annual Meeting. The nominees are as follows: Ivan E. Block, John A. Burgess, J. Earle Furman, Jr., and T. Wayne McDonald.

     In 1997, each Director who was not an officer of the Company or of its subsidiaries, received an attendance fee of $300 for each board meeting attended, and $100 for each committee meeting attended, except for the Chairman and Vice Chairman who received two times and one-and-one-half times, respectively, the standard attendance fees. The aggregate amount of all payments by the Company to Directors during 1997 was $42,850. There were no stock options granted to Directors during 1997 under the 1995 Summit Financial Corporation Non-Employee Stock Option Plan.

B.          SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission ("the SEC") reports of ownership and changes in ownership of the Common Stock. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during 1997, all filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with.


C. INFORMATION CONCERNING NOMINEES FOR DIRECTORS, CONTINUING DIRECTORS, AND EXECUTIVE OFFICERS
     The Board of Directors recommends the election as Directors of the nominees set forth in the table on the following page. All such persons are currently serving as Directors. Unless authority to vote with respect to the election of one or more Directors is "WITHHELD", the individuals named as Proxies will vote to elect as Directors the nominees listed in the table following. Directors are elected by a plurality of votes cast by the holders of the Company's Common Stock. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact in the election except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS.

     As of February 25, 1998, there were no persons (as that term is defined by the Securities and Exchange Commission), other than Mr. Ivan E. Block, P.O. Box 5857, Greenville, South Carolina 29606, specified in the foregoing table of Director information, who are known to the Company to be the beneficial owners of more than 5% of the Company's common stock. As of February 25, 1998, Mr. Block owned 120,651 shares, or 7.4%, of the Company's outstanding common stock.

     The following table sets forth the names, ages and present occupations of the nominees for Director of the Company, the Directors continuing in office, and named executive officers. It also sets forth the number of shares and percentage of outstanding shares of the Company's Common Stock beneficially owned, directly or indirectly, as of February 25, 1998 by such nominees, continuing Directors, and named executive officers individually, and by such nominees, continuing Directors, and named executive officers of the Company as a group.




NAME [AGE]                           PRINCIPAL                                                           PERCENTAGE (1)
----------                           OCCUPATIONS;                        DIRECTOR     SHARES OF COMMON   OF COMPANY
                                   POSITIONS WITH                         SINCE            STOCK           COMMON
                                     THE COMPANY                                       BENEFICIALLY         STOCK
                                   ---------------                                         OWNED        OUTSTANDING
                                                                        ---------    ----------------  ------------


Ivan E. Block  [52]. . . . . . .  Chairman & CEO,                           1989           120,651          7.4%   (2)
                                  Crown Metro, Inc.;
                                  Greenville, SC

John A. Burgess  [57]. . . . . .  President & CEO,                          1993            56,521          3.5%   (2)
                                  Southeastern Products, Inc.;
                                  Greenville, SC

J. Earle Furman, Jr.  [50] . . .  President, Earle Furman                   1989            29,322          1.8%   (2)
                                                   & Associates, Inc.;
                                  Greenville, SC

T. Wayne McDonald  [58]. . . . .  Physician, Highlands                      1989            31,661          1.9%   (2)
                                  Center for Women PA;
                                  Greenville, SC
John W. Houser  [54]
                                  President, Piedmont                       1989            42,744          2.6%   (3)
                                  Management of Fairforest,
                                  Inc.; Duncan, SC

Larry A. McKinney  [56]. . . . .  President & CEO,                          1993            44,970          2.8%   (2)
                                  ElDeCo, Inc.;
                                  Greenville, SC

David C. Poole  [59] . . . . . .  President, David C. Poole Co., Inc.;      1989            71,713          4.4%   (4)
                                  Greenville, SC
                                  Secretary, Summit
                                  Financial Corporation

George O. Short, Jr.  [65] . . .  President, George O.                      1989            28,286          1.7%   (2)
                                  Short & Associates, CPA, PA
                                  Greenville, SC

C. Vincent Brown  [58] . . . . .  President, Brown, Massey,                 1989            68,353          4.2%   (5)
                                  Evans & McLeod, Attorneys
                                  at Law, P.A.; Greenville, SC
                                  Chairman, Summit
                                  Financial Corporation

Charles S. Houser  [54]. . . . .  Managing Director, Seruus                 1989            30,361          1.9%   (2)
                                  Capital Partners, LLC;
                                  Greenville, SC

John A. Kuhne  [53]. . . . . . .  President, Belk-Simpson Co.               1989            24,229          1.5%   (6)
                                  Department Stores;
                                  Greenville, SC
                                  Vice Chairman, Summit
                                  Financial Corporation

J. Randolph Potter  [51] . . . .  President & CEO, Summit                   1989            61,089          3.7%   (7)
                                  Financial Corporation;
                                  Greenville, SC
James B. Schwiers  [39]
                                  Executive Vice President              N.A.                33,860          2.1%   (8)
                                  & COO, Summit National
                                  Bank; Greenville, SC

Blaise B. Bettendorf  [35] . . .  Senior Vice President &               N.A.                29,921          1.8%   (9)
                                  CFO, Summit Financial
                                  Corporation; Greenville, SC

All Directors and Executive                                                                673,681         41.2%  (10)
officers as a Group (14 persons)



FOOTNOTES  TO  PRECEDING  TABLE:
(1) -     Beneficial owners have sole voting and investment powers with respect to the shares of stock included in the foregoing table.  Certain of these shares are held by corporations or retirement accounts controlled by the individual reporting.
(2)  -      Includes exercisable options to purchase 3,646 shares of common stock at from $9.67 - $12.96 granted under the  1995  Non-Employee  Stock  Option  Plan.
(3)  -      Includes exercisable options to purchase 3,646 shares of common stock at from $9.67 - $12.96 granted under the  1995  Non-Employee  Stock  Option  Plan.  Does not include 1,107 shares held by related parties to which Mr. John
Houser  disclaims  beneficial  ownership.
(4)  -      Includes exercisable options to purchase 3,646 shares of common stock at from $9.67 - $12.96 granted under
the  1995  Non-Employee  Stock  Option  Plan.   Does not include 266 shares held by a related party to which Mr. Poole disclaims  beneficial  ownership.
(5)  -      Includes exercisable options to purchase 7,293 shares of common stock at from $9.67 - $12.96 granted under the  1995  Non-Employee  Stock  Option  Plan.
(6)  -      Includes exercisable options to purchase 5,471 shares of common stock at from $9.67 - $12.96 granted under the  1995  Non-Employee  Stock  Option Plan.  Does not include 10,718 shares held by a related foundation to which Mr.
Kuhne  disclaims  beneficial  ownership.
(7)  -     Includes exercisable options to purchase 38,505 shares of common stock at from $5.78 - $14.29 granted under the  Incentive  Stock  Option Plan.  Does not include 667 shares held by a related party to which Mr. Potter disclaims beneficial  ownership.
(8)  -     Includes exercisable options to purchase 25,104 shares of common stock at from $5.78 - $14.29 granted under the  Incentive  Stock  Option  Plan.
(9)  -     Includes exercisable options to purchase 24,001 shares of common stock at from $5.78 - $14.29 granted under the  Incentive  Stock  Option  Plan.
(10)  -Includes  exercisable  options  to  purchase  133,188  shares  of  common stock held by the Directors and named executive  officers  of  the  Company  as  a  group.




D. BUSINESS EXPERIENCE OF NOMINEES AND CONTINUING DIRECTORS IVAN E. BLOCK has been chairman and CEO of the Crown Metro, Inc. group of companies, which are engaged in the production and supply of fine organic chemicals and specialty wood and floor coatings, for over 18 years. Mr. Block is also CEO of AXON Aerospace Coatings, Inc.

JOHN A. BURGESS has been president and CEO of Southeastern Products, Inc., a designer and manufacturer of custom displays and fixtures, since he founded that company in 1978.

J. EARLE FURMAN, JR. has been a realtor in Greenville, South Carolina, for over 25 years. He is president of Earle Furman & Associates, Inc., a commercial and industrial real estate brokerage firm which he formed in 1986.

T.  WAYNE  MCDONALD  is  a  physician specializing in gynecology since 1970 in
Greenville,  South  Carolina.    He is currently associated with the Highlands
Center  for  Women,  P.A.

JOHN W. HOUSER has been the president of Piedmont Management of Fairforest, Inc., a consulting firm, since 1981. He is a partner in Piedmont Brokerage and a partner in Universal Packaging. Both of these companies are involved in the manufacturing and sales of corrugated boxes.

LARRY  A.  MCKINNEY  is  president  and  CEO  of  ElDeCo,  Inc., an electrical
contracting  firm.    Mr.  McKinney  founded  the  company  in  1972.

DAVID C. POOLE has been president of David C. Poole Co., Inc., a dealer in synthetic fibers and polymers, since 1973.

GEORGE O. SHORT, JR. is president of George O. Short & Associates, Certified Public Accountants, P.A. and has been active in this practice for over 30 years.

C. VINCENT BROWN is an attorney and is president of Brown, Massey, Evans and McLeod, Attorneys at Law, P.A., in Greenville, South Carolina where he has practiced tax and corporate law for over 30 years.

CHARLES S. HOUSER is currently Managing Director of Seruus Capital Partners, LLC. He served as Senior Vice President of LCI International, a long-distance company, from September 18, 1995 until May 31, 1996. Prior to that date, he was Chairman and CEO of Corporate Telemanagement Group from its inception in November 1989 until its sale to LCI International in September 1995.

JOHN A. KUHNE has been with Belk-Simpson Co. Department Stores since 1966. He served as vice president of Belk-Simpson from 1969 until 1983 and was named its president in 1983.

J. RANDOLPH POTTER is president and chief executive officer of the Company, Summit National Bank, and Freedom Finance, Inc., both wholly-owned subsidiaries of the Company. Prior to his joining the Company at its inception in May 1989, he had 11 years of banking experience with Southern
Bank  and  Trust  Company  in  Greenville,  South  Carolina.

NOTE - Biographical information concerning the named executive officers who are not directors of the Company is contained in Section III of this Proxy Statement.

E.          MEETINGS  AND  COMMITTEES  OF  THE  BOARD  OF  DIRECTORS
     The Board of Directors of the Company held four meetings during 1997. Each Director attended at least 75% of the Board and Committee meetings held by the Company except Mr. John A. Burgess and Mr. Charles S. Houser.

     The Board of Directors has a standing Audit Committee comprised of the following Directors during 1997: George O. Short, Jr. (Chairman), Ivan E. Block, John A. Burgess, J. Earle Furman, Jr., Charles S. Houser, John W.
Houser,  and  David  C.  Poole.    The  Audit  Committee  has  the  primary
responsibility of (1) reviewing the audit plan and results of the audit engagement of the independent public accountants; (2) reviewing the scope and the results of the Company's procedures relating to internal controls and compliance reviews; (3) reviewing the Company's consolidated financial statements, reports from regulatory authorities on their examinations, and reports from external consultants on various work performed; and (4) recommending the appointment of the independent accountants. The Audit Committee reports its findings directly to the Board of Directors. The Audit Committee met three times during 1997.

     The Executive Committee is comprised of C. Vincent Brown (Chairman), John
A. Kuhne (Vice Chairman), David C. Poole (Secretary), J. Randolph Potter and one additional Director who rotates on a one year term. During 1997, Mr. Ivan
E.  Block  and  Dr.  T.  Wayne  McDonald sat on the Committee for the rotating
positions.    The  Executive  Committee  met  12  times  during  1997.

     At the present time, the Company does not have standing nominating or compensation committees of the Board of Directors. However, the Executive Committee performs the functions of the nominating committee and the Executive Committee, exclusive of Mr. Potter, performs the functions of the Compensation Committee.

     In its capacity as nominating committee, the Executive Committee oversees the nominations for annual election of Directors. The Bylaws of the Company provide that any shareholder entitled to vote for the election of Directors may make nominations for the election of Directors only by giving written notice to the Company of such nominations at least 30 days prior to the meeting at which Directors are to be elected.


III.  EXECUTIVE  OFFICERS  AND  COMPENSATION

A.          EXECUTIVE  OFFICERS
     Set forth below are the names, ages, titles, and descriptions of business experience of the executive officers of the Company.

J. RANDOLPH POTTER, age 51, has been President and Chief Executive Officer of the Company since its incorporation in May 1989. From June 1986 until May 1989, Mr. Potter was vice president of administration and marketing for IH Services, Inc., a Greenville, South Carolina firm specializing in industrial maintenance. He served as executive vice president of Southern Bank and Trust Company in Greenville, South Carolina from 1985 to 1986. Prior to 1985, he held similar executive positions with Southern Bank and Trust Company.

JAMES B. SCHWIERS, age 39, joined the Company as Executive Vice President in March 1990. He was promoted to Chief Operating Officer in 1997. Prior to joining the Company, Mr. Schwiers was a senior vice president and area executive for First Union National Bank.

BLAISE B. BETTENDORF, age 35, joined the Company in February 1990 as Chief Financial Officer and Assistant Secretary/Treasurer. Prior to that, she was with the Greenville, South Carolina office of Price Waterhouse for six years and held the position of audit manager.

B.          REMUNERATION  OF  EXECUTIVE  OFFICERS
     The following table sets forth, for the years ended December 31, 1997, 1996 and 1995, the cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued for each of these years, to the chief executive officer and to each of the other most highly compensated executive officers other that the CEO (collectively the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries.


                          SUMMARY COMPENSATION TABLE




                                        ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                             --------------------------------------          ---------------------------------
NAME AND               YEAR  SALARY ($)   BONUS ($)          OTHER             AWARDS             AWARDS            ALL OTHER
PRINCIPAL POSITION     ----  ----------   ---------          ANNUAL          RESTRICTED         SECURITIES           COMPEN-
------------------                                          COMPEN-            STOCK            UNDERLYING           SATION ($)
                                                           SATION ($)        AWARDS ($)          OPTIONS/           -----------
                                                           ----------       -----------           SARS (#)
                                                                                            -------------------
J. Randolph Potter, .  1997  $   173,250  $   50,000             (1)        $168,400 (3)             -             $    7,782 (4)
President/CEO . . . .  1996  $   165,000           -             (1)            -                22,050 (2)        $    8,656
                       1995  $   152,600  $   10,000             (1)            -                    -             $    2,934

James B. Schwiers,. .  1997  $   120,000  $   34,000             (1)        $126,300 (5)            -              $    4,788 (6)
Executive Vice. . . .  1996  $   104,600  $   15,000             (1)            -                16,538 (2)        $    4,135
President/COO . . . .  1995  $    96,900  $   28,000             (1)            -                   -              $    2,342

Blaise B. Bettendorf,  1997  $    96,000  $   25,000             (1)        $105,250 (7)            -              $    3,778 (6)
Senior Vice . . . . .  1996  $    87,950  $   10,000             (1)            -                16,538 (2)        $    3,995
President/CFO . . . .  1995  $    78,500  $   12,000             (1)            -                   -              $    2,071


FOOTNOTES  TO  PRECEDING  TABLE:

(1)  -          Certain  amounts  may  have been expended by the Company which may have had value as a personal benefit to the
executive  officer.   However, the total value of such benefits for any year presented did not exceed the lesser of $50,000 or
10%  of  the  annual  salary  and  bonus  of  such  executive  officer.
(2)          Adjusted  for  all  5%  stock  distributions.
(3)      Pursuant to the Company's Restricted Stock Plan, Mr. Potter was awarded 8,400 (adjusted for the 5% stock distribution issued  December  30,  1997)  shares  of  the  Company's  common  stock.  This award was granted for nominal consideration and restrictions  lapse  20% each year over a period of 5 years from the date of the award.  At December 31, 1997, Mr. Potter held
8,400  shares  of restricted stock, the market value of which  was $207,900.  Dividends are payable on the restricted stock to the  extent  paid  on  the  Company's  common  stock  generally.
(4) -     This amount is comprised of (i) $6,006 contributed to the Company 401(k) Plan by the Company on behalf of Mr. Potter to  match fiscal 1997 pre-tax deferral contributions, all of which was vested; and (ii) $1,776 in premiums paid by the Company on  behalf  of  Mr.  Potter  with  respect  to  insurance  not  generally  available  to  all  Company  employees.
(5)          Pursuant  to  the  Company's  Restricted  Stock  Plan,  Mr. Schwiers was awarded 6,300 (adjusted for the 5% stock distribution issued December 30, 1997) shares of the Company's common stock.  This award was granted for nominal consideration and restrictions lapse 20% each year over a period of 5 years from the date of the award.  At December 31, 1997, Mr. Schwier's held 6,300 shares of restricted stock, the market of which was $155,925.  Dividends are payable on the restricted stock to the extent  paid  on  the  Company's  common  stock  generally.
(6) -     Amount consists of contributions to the Company 401(k) Plan by the Company on behalf of the Named Executive Officers to  match  fiscal  1997  pre-tax  deferral  contributions,  all  of  which  was  vested.
(7)          Pursuant  to  the  Company's  Restricted  Stock Plan, Ms. Bettendorf was awarded 5,250 (adjusted for the 5% stock distribution issued December 30, 1997) shares of the Company's common stock.  This award was granted for nominal consideration and  restrictions  lapse  20%  each  year  over  a  period  of  5 years from the date of the award.  At December 31, 1997, Ms.
Bettendorf  held  5,250  shares  of  restricted  stock,  the market value of which was $129,940.  Dividends are payable on the restricted  stock  to  the  extent  paid  on  the  Company's  common  stock  generally.




           AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR,
                     AND FISCAL YEAR-END OPTION/SAR VALUES



NAME AND                NUMBER OF SECURITIES             (1)
PRINCIPAL POSITION     UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
------------------         OPTIONS/SARS AT           IN-THE-MONEY
                             FY-END (#)            OPTIONS/SARS AT
                                                      FY-END ($)
                            EXERCISABLE/
                            UNEXERCISABLE            EXERCISABLE/
                           ---------------          UNEXERCISABLE
                                                ----------------------
J. Randolph Potter,
President/CEO . . . .          38,505 / 22,502  $  665,500 / $257,800

James B. Schwiers,
Executive Vice. . . .          25,104 / 22,502  $  410,300 / $257,800
President/COO

Blaise B. Bettendorf,
Senior Vice . . . . .          24,001 / 18,093  $  398,800 / $211,700
President/CFO


(1)  -          "Value"  is  calculated  as the market price of the underlying securities  on December 31, 1997 minus the grant price which ranges from $5.78
- $14.29 (as adjusted for all 5% stock distributions). The market price has been determined as the closing price of the Company's stock as quoted on the NASDAQ Small Cap Market, which was equal to $24.75 on December 31, 1997.



C.          EMPLOYEE  AGREEMENTS
     The Company has entered into substantially similar noncompetition, severance, and employment agreements ("the Agreement" individually) with J. Randolph Potter, James B. Schwiers, and Blaise B. Bettendorf (each an "Executive"). The Agreement is summarized below. However, this summary is qualified in its entirety by reference to the Agreement itself.

     Under the Agreement, the Executive is given duties and authority typical of similar executives and the Company is obligated to pay the Executive an annual salary determined by the Board, such incentive compensation as may become payable to the Executive under the Company's bonus plans, and certain other typical executive benefits. The provisions of the Agreement are to continue until such time as the Executive's employment is terminated as provided for in the Agreement. In the event the Executive voluntarily terminates his employment with the Company, the Company's obligations under the Agreement cease as of the date of such termination and the Executive is subject to a 12 month non-competition provision as defined in the Agreement. In the event that the Company shall terminate the Executive's employment without cause (as defined in the agreement), the Company is obligated to continue monthly salary payments for a minimum period of 1 year up to a maximum of 3 years. The Executive is subject to a non-competition provision as defined in the Agreement for the entire period severance payments are made. In the event of a change in control as defined by the Agreement, the Executive is entitled to an amount equal to 3 times his annual base pay amount computed and paid as provide for in the Agreement.


D.          COMPENSATION  COMMITTEE  REPORT
     Decisions with respect to the compensation of the Company's Named Executive Officers are made by the Executive Committee in its capacity as
Compensation  Committee  ("the  Committee").    During  1997,  the  following
non-employee Directors served on the Committee: Mr. C. Vincent Brown, Mr. John A. Kuhne, Mr. David C. Poole, Dr. T. Wayne McDonald, and Mr. Ivan E. Block. All decisions of the Committee relating to compensation are reviewed by the full Board of Directors. The report of the Committee presented below addresses the Company's compensation policies for 1997 with respect to Mr. Potter as CEO, as well as the Named Executive Officers as a group.

General  Compensation  Policies
-------------------------------
     The Company has no formal compensation plan. However, the Company's compensation programs and practices are designed to compensate executives for actions deemed to promote long-term shareholder value. These beliefs require that compensation arrangements be structured to: (1) provide competitive levels of compensation opportunity which are reflective of the degree of risk inherent in the Company's business plan and the contributions expected from senior executives; (2) integrate pay with the Company's business strategies, short-term and long-term performance goals, and results; (3) reward corporate performance achievements; and (4) recognize and reward individual initiative, responsibility and achievements. The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interest in the enhancement of shareholder value. Base salaries are set by the Board, after recommendation by the Committee, and are intended to reflect individual performance and responsibility and to represent compensation believed by the Committee to be appropriate if the Named Executive Officers perform in a fully acceptable manner. In setting base salaries, consideration is also given to compensation paid to executives of financial institutions and other public companies similar in size and character to the Company.
     The Committee has established a compensation package consisting of base salary, short-term incentive compensation in the form of cash bonuses based on the performance of the Company, and long-term incentive compensation in the form of stock options and restricted stock awards which vest over five-year periods.

Compensation  Paid  in  1997
----------------------------
     The Company's policy as to compensation of its executive officers, including the CEO, has to date been based upon level of performance in relation to the responsibilities and accomplishments incident to the individual's job description. In determining compensation, the Committee considers the progress made by the Company in laying a foundation for future revenue enhancements, income improvements, growth of the Company, and quality of the loan portfolio.
     Compensation paid the Named Executive Officers in 1997 consisted of the following elements: base salary, bonus, restricted stock awards which will become transferrable starting in 1998, and matching contributions paid with respect to the Company's 401(k) Plan. Contributions made by the Company under the 401(k) Plan are made to all participating employees on a nondiscriminatory basis. The Company also has certain broad based employee benefit plans in which Named Executive Officers participate, as well as certain executive officer life insurance plans. The value of these items is set forth in the Summary Compensation Table above under "All Other Compensation." Named Executive Officers also may have received perquisites in connection with their employment. However, such perquisites totaled less than 10% of their cash compensation in 1997. Except for bonuses and restricted stock, the foregoing benefits and compensation are not directly or indirectly tied to Company performance.

     During 1997, total assets of the Company grew 19%, net income increased 57% and return on average assets and average equity increased 28% and 39%, respectively. The Company's nonperforming assets, past due loans, and net charge-off ratios all dropped in 1997 as management continued to maintain excellent loan quality while achieving growth goals. Based on Company performance, the Named Executive Officers received bonuses ranging from 26% to 28% of their annual base salaries. All bonuses were determined on a subjective basis by the Committee.

Mr.  Potter's  1997  Compensation
---------------------------------
     Mr. Potter's 1997 compensation consisted of (1) a base salary; (2) cash bonus; (3) restricted stock awards which will become transferrable starting in 1998; (4) certain perquisites including personal use of a company car (the total of all perquisites did not exceed 10% of his base salary and bonus); (5) premiums paid by the Company on behalf of Mr. Potter with respect to insurance not generally available to all Company employees; and (6) the various forms of other compensation set forth above which were available generally to all employees. Mr. Potter's base salary of $173,250 for 1997 was determined by the Committee at the beginning of the year. It was based on (1) the Company's overall growth and strong performance during 1996 and (2) compensation levels of other chief executive officers from financial institutions and other public companies which the Committee believes to be comparable to Summit. Mr Potter's cash bonus for 1997 was determined based on a subjective evaluation by the Committee of the Company's strong performance factors during 1997.

     The Committee assessed that Mr. Potter had provided the Company with continued strong leadership in overseeing corporate growth and expansion for both Summit National Bank and Freedom Finance Inc. throughout 1996 and into 1997. This growth left the Company well positioned for continued increases in profitability measures. Other performance factors of particular significance to the Committee in determining Mr. Potter's 1997 salary increase were the Company's 1996 increases in total loans, deposits, and assets of 36%, 17%, and 17%, respectively, and the continued low percentage of nonperforming assets.

     The Committee awarded Mr. Potter 8,400 restricted shares (adjusted for stock distributions) of the Company's common stock in November 1997 for nominal consideration and a cash bonus of $50,000. These compensation amounts were based primarily on the Company's strong performance in 1997 when record earnings were reported. Net income for 1997 increased 57% from 1996. Further, during 1997, earning assets increased 19% to leave the Company well positioned for future increases in net income. Other performance factors considered related to the cash bonus and restricted stock award to Mr. Potter, were the Company's increase in total loans, deposits, and assets of 16%, 20%, and 19%, respectively, during 1997; the continued high asset quality as determined by all loan loss and nonperforming asset measures; and the continued growth and improved profitability of the Company's consumer finance subsidiary which added 2 branches in 1997 to end the year with 12 locations.

     COMPENSATION  COMMITTEE:

     C.  Vincent  Brown     David C. Poole     John A. Kuhne     Ivan E. Block
     T.  Wayne  McDonald


E. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION During 1997, the following persons served on the Compensation Committee:
Mr.  C. Vincent Brown (Chairman), Mr. John A. Kuhne (Vice Chairman), Mr. David
C. Poole (Secretary), Dr. T. Wayne McDonald, and Mr. Ivan E. Block. Mr. Brown is a member of the law firm of Brown, Massey, Evans and McLeod, Attorneys at Law, P.AThis firm serves as general counsel for the Company and its subsidiaries. This firm receives payment for legal services provided in the normal course of business.


F.          STOCK  PERFORMANCE  GRAPH
     The following table provides a graphic comparison of the cumulative total shareholder return (calculated based upon the stock appreciation) on the Common Stock of the Company for the five year period from December 31, 1992 through December 31, 1997, as compared with the cumulative total return on the NASDAQ Market Index and a Company selected peer group over the same period. All cumulative returns assume an initial investment of $100 in each of the Company's shares, the NASDAQ Market Index and the peer group and the reinvestment of all dividends.

     For informational purposes, a copy of the actual graph was provided to Assistant Director for Banking at the Securities and Exchange Commission. A copy of the graph will be provided upon written request to the Company address included in Section VI below.





COMPANY                 1992   1993    1994    1995    1996    1997
Summit Financial Corp.   100  137.76  180.88  202.59  231.80  415.09
Peer Group Index . . .   100  129.07  156.98  228.56  280.88  453.82
Nasdaq Market Index. .   100  119.95  125.94  163.35  202.99  248.30





Note  regarding  the  preceding  table:
The data included in the foregoing table was prepared by Media General Financial Services. The peer group selected for the cumulative returns comparison is publicly traded South Atlantic banks with total assets < $250 million. The following companies included in the comparative data for 1997 which have previously been in the peer group are: Bank of South Carolina; Carolina Southern Bank; Central Virginia Bankshares; Community Financial Corporation; First Community Banking Services, Inc.; First Georgia Holdings; First West Virginia Bancorporation; FNB Financial Service NC; Merit Holding Corp.; Mid-Atlantic Community Bankgroup; Savannah Bancorporation, Inc.; and Suburban Bancshares, Inc

Companies which meet the criteria to be included in the peer group for the first time in 1997 are: American Bancshares; Community Bankshares; Comsouth Bancshares, Inc.; Golden Isles Financial Holdings; Marathon Financial Corporation; Resource Bank; Security Bank Corporation; Security First Network Bank; Southwest Georgia Financial Corporation; and Tyson's Financial Corporation.

The following institutions which were previously in the peer group, no longer meet the criteria for inclusion: Bedford Bancshares, Inc.; Central & Southern Holdings; County Bank Chesterfield; First Patriot Bankshares; First United Bancorporation; Habersham Bancorp.; James River Bankshares; KS Bancorporation Inc.; Peoples Bank of North Carolina; Piedmont Bancorp, Inc.; Union Bankshares Corp.; and West Coast Bancorporation of Florida.


                           IV. CERTAIN TRANSACTIONS

     Certain of the executive officers, Directors and principal shareholders of the Company, and members of the immediate family and affiliates of such persons, have from time to time engaged in banking transactions with the Company's subsidiary bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Company's subsidiary bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.


                       V. INDEPENDENT PUBLIC ACCOUNTANTS
                             ITEM 2. ON THE PROXY

     KPMG Peat Marwick LLP has served as the independent accountants of the Company since its organization in 1989. The Board of Directors of the Company recommends that the shareholders of the Company ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. Approval of this proposal requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Consequently, abstentions (whether by broker non-vote or otherwise) on the proposal will have the same effect as a negative vote. If the shareholders do not ratify the appointment of KPMG Peat Marwick, the Board of Directors will consider a change in auditors for 1999. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.


                           VI. FINANCIAL INFORMATION

     A copy of the Company's 1997 Annual Report to Shareholders is enclosed with this Proxy Statement. SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) BY SUBMITTING A WRITTEN REQUEST TO:

                         Summit Financial Corporation
                 Blaise B. Bettendorf, Chief Financial Officer
                             Post Office Box 1087
                       Greenville, South Carolina 29602


                              VII. OTHER MATTERS

     The Board of Directors and management of the Company knows of no matters other than those stated above that are to be brought before the 1998 Annual Meeting. However, if any other matter should be presented for consideration and voting at the 1998 Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.


     By  Order  of  the  Board  of  Directors

     /s/  J.  Randolph  Potter


     J.  Randolph  Potter
     President  &  Chief  Executive  Officer


March  12,  1998
Greenville,  South  Carolina

APPENDIX    -  FORM  OF  PROXY


                                     PROXY

                         SUMMIT FINANCIAL CORPORATION
                          937 No. Pleasantburg Drive
                             Post Office Box 1087
                       Greenville, South Carolina  29602
                                (864) 242-2265

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH theAnnual Meeting of the Shareholders of SUMMIT FINANCIAL CORPORATION (the"Company"). The undersigned hereby appoints Blaise B. Bettendorf and James B. Schwiers, or either of them, as Proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side of this proxy, the number of shares of common stock of the Company held of record by the undersigned on February 25, 1998 on the proposals set forth on the reverse and described in the accompanying proxy statement at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 15, 1998, at 10:00 a.m. at the Greenville Chamber of Commerce Board Room, 24 Cleveland Street, Greenville, South Carolina.

THIS PROXY WILL BE VOTED AS DIRECTED. IF YOU EXECUTE AND RETURN THIS PROXY BUT DO NOT SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES, FOR PROPOSAL 2 LISTED ON THE REVERSE, AND IN THE PROXIES' DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
THIS  PROXY  IS  REVOCABLE  PRIOR  TO  ITS  EXERCISE.



(1)    To  elect  four  directors to the Board of Directors for terms of three years and thereafter until their successors are duly elected and qualified; FOR ALL NOMINEES (except as indicated to the contrary below) [ ]
WITHHOLD  AUTHORITY  to  vote  for  nominees  listed  below    [        ]
NOMINEES:      Ivan  E. Block; John A. Burgess; J. Earle Furman, Jr.; T. Wayne
McDonald

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write
that  person's    name(s)  below.


(2) To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending December 31, 1998;
FOR  [    ]                            AGAINST [  ]               ABSTAIN [  ]


(3)    To  transact such other business as may properly come before the Annual
Meeting  or  any    adjournment  thereof.


Only those holders of record of the Common Stock of the Company at the close of business on February 25, 1998, are entitled to notice of and the vote at
the  Annual  Meeting  or  any    adjournment    thereof.

A Proxy Statement is enclosed herewith. Please sign, date and return this Proxy promptly in the enclosed envelope. IF YOU ATTEND THE MEETING YOU MAY,
IF  YOU  WISH,    WITHDRAW  YOUR  PROXY  AND  VOTE  IN  PERSON.

Signature:                                                               Date:
Signature    (if    held    jointly):                                    Date:
NOTE: Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing for a corporation or partnership or an agent, attorney, executor, administrator, trustee, or guardian, please set forth full title as it appears hereon.